Exhibit 99.1

OTK Associates, LLC

200 E. Long Lake Road, Suite 300

Bloomfield Hills, Michigan 48304

March 15, 2013

VIA HAND DELIVERY

Secretary

c/o Board of Directors

Morgans Hotel Group Co.

475 Tenth Avenue

New York, New York 10018

Re: Notice of Stockholder’s Intent to Nominate Directors and Present Proposals at the 2013 Annual Meeting of Stockholders of Morgans Hotel Group Co.

Gentlemen:

OTK Associates, LLC (“OTK”) hereby submits this letter (this “Letter”) to provide notice (the “Notice”) pursuant to the requirements set forth in Article I, Section 1.11 of the By-laws (the “By-law Requirements”), of Morgans Hotel Group Co. (the “Company”).

The By-law Requirements set forth the information required to propose a nominee for election to the Board and to make proposals to be presented at the annual meeting of stockholders. Any stockholder desiring to nominate any person for election as a director of the Company is required to set forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) and such stockholders name and address and the number and class of shares of each class of stock of the Company beneficially owned by such stockholder. The proposed nominee must also give his or her written consent to be named in a proxy statement as a nominee and to serve as a director if elected. Any stockholder desiring to make a proposal to be presented at the annual meeting of stockholders is required to deliver the text of the proposal to be presented and a brief written statement of the reasons why the stockholder favors the proposal.

According to the By-law Requirements, for a notice to be considered timely for the 2013 annual meeting (the “Annual Meeting”), a stockholder’s written notice must be delivered to the Secretary of the Company at the principal executive office of the Company not less than 60 days nor more than 90 days prior to the date of the Annual Meeting. This Notice sets forth the information required to nominate a director for election at the Annual Meeting of the stockholders.

OTK hereby represents that it intends to appear in person or by proxy at the Annual Meeting to nominate the persons listed below as directors of the Company for election by the holders of common stock of the Company (each, a “Nominee” and together, the “Nominees”):

John J. Dougherty

Jason T. Kalisman

Mahmood Khimji

Jonathan Langer

Andrea L. Olshan

Michael E. Olshan

Parag Vora

OTK’s principal address is 200 E. Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304. OTK is the beneficial owner of 4,500,000 shares of common stock, par value $0.01, of the Company (the “Common Stock”) entitled to vote at the Annual Meeting. OTK intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Nominees and/or otherwise solicit proxies from stockholders of the Company in support of the Nominees.

In the event that OTK nominates the Nominees and, for any reason, any Nominee is unable to stand for election at the Annual Meeting, OTK, in person or by proxy, intends to nominate a person in the place of such Nominee (an “Alternate Nomination”). If, for any reason, more than seven directors are to be elected at the Annual Meeting, OTK intends to nominate additional persons (each, an “Additional Nominee”) such that OTK will nominate a slate of persons sufficient to constitute the number of members of the Board that are entitled to be elected at the Annual Meeting. In either event, OTK, at the earliest practicable time, will give notice to the Company of any Alternate Nomination or Additional Nominee.

Pursuant to the By-law Requirements, certain information about each Nominee is set forth in Annex A. In addition, each Nominee has consented to being named as a nominee on a proxy statement and to serve as a director of the Company, if elected. The written consent of each Nominee is attached as Annex B. The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto, should be deemed disclosed for all purposes of this Notice.

OTK intends to submit, for a stockholder vote at the Annual Meeting, the following proposals:

•

“RESOLVED, that any provision of the Bylaws of Morgans Hotel Group Co. as of the date of effectiveness of this resolution that was not included in the Bylaws, effective as of March 15, 2013, be and hereby is repealed.”

•

OTK supports this proposal because OTK believes that it is in the best interests of the Company and its stockholders that the Company’s bylaws not be further amended by the Board without the approval of stockholders. Therefore, it proposes to repeal all amendments, if any, adopted by the Board on or after March 15, 2013, including any amendments that the Board has adopted, or might adopt, to impede the nominations proposed by OTK, to negatively impact OTK’s ability to solicit and/or obtain proxies from stockholders, to undermine the will of the stockholders expressed in those proxies or to modify the Company’s corporate governance regime.

•

“RESOLVED, that Section 2.6 of the Bylaws of Morgans Hotel Group Co. be amended and replaced in its entirety with the following: “At each meeting of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of seventy-five (75%) of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members or a majority of the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.”

•

OTK supports this proposal to amend the Bylaws to require a vote of 75% of the directors present at a meeting of the Board to approve actions as OTK believes that requiring a higher percentage of directors to approve Board actions is an appropriate corporate governance measure.

Please advise us immediately if this Notice is deficient in any way or any additional information is required so that we may promptly cure any deficiency.

[Signature page follows]

Neither the delivery of this Letter nor any delivery by OTK of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by OTK or any of its affiliates that such delivery is required or as to the legality or enforceability of any other matter, or a waiver by OTK or any of its affiliates of its right to contest or challenge, in any way, the enforceability of any other matter.

Very truly yours,

OTK ASSOCIATES, LLC

By:	/s/ Robert S. Taubman
	Name:	Robert S. Taubman
	Title:	Manager

By:	/s/ Michael E. Olshan
	Name:	Michael E. Olshan
	Title:	Manager

[Signature Page to Letter of Nominations]

Annex A

Nominee – John Dougherty

(A)	Personal Information:

John Dougherty, age 62

(B)	Principal occupation or employment:

Since 1986, Mr. Dougherty has been Vice President of Olshan Hotel Management, Inc., a hotel management company, where he handles development, operations and the management of 7 Hilton and Marriott hotels, totaling 1,395 rooms and 1,000 employees. Mr. Dougherty is a director of Olshan Hotel Management, Inc., a privately owned company. Mr. Dougherty holds a Bachelor of Science degree from the Cornell University School of Hotel Management.

Mr. Dougherty would bring to the Board over 25 years of valuable experience in the real estate industry. In particular, Mr. Dougherty would provide the Board with valuable counsel, advice, and expertise with respect to hotel development projects of Morgans Hotel Group Co.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None.

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Dougherty has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Dougherty’s written consent is attached as part of Annex B.

(E)	Legal Proceedings:

During the past 10 years, Mr. Dougherty has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

(i) Neither Mr. Dougherty nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Annex A

Nominee – Jason Taubman Kalisman

(A)	Personal Information:

Jason Taubman Kalisman, CFA, age 34

(B)	Principal occupation or employment:

Mr. Kalisman is the founder and Chief Executive Officer of The Talisman Group, an investment firm. Mr. Kalisman is also a Founding Member of OTK Associates, LLC, which is the largest shareholder of Morgans Hotel Group Co. Prior to founding The Talisman Group in 2012, Mr. Kalisman was at GEM Realty Capital, serving as a Vice President from 2010 to 2012 and a Financial Analyst in 2009. From 2008 to 2010, Mr. Kalisman attended Stanford Graduate School of Business. Mr. Kalisman served Goldman Sachs from 2001 to 2007 in both the Real Estate and Structured Products Groups. Mr. Kalisman graduated from Harvard College with a Bachelor of Arts degree in Economics and Stanford Graduate School of Business with a Master of Business Administration, where he was also a recipient of their Certificate in Global Management. Mr. Kalisman has also earned the right to use the Chartered Financial Analyst designation.

Mr. Kalisman has served as a director of Morgans Hotel Group Co. since April 2011 and has been a member of the Corporate Governance and Nominating Committee since July 2011.

Mr. Kalisman would bring to the Board his valuable expertise in the real estate and investment industries, as well as in corporate finance and governance matters. Mr. Kalisman’s service on the board of Morgans Hotel Group Co. brings valuable insight into the business of Morgans Hotel Group Co.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None1

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Kalisman has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Kalisman’s written consent is attached as part of Annex B. Mr. Kalisman owns an indirect interest in OTK Associates, LLC.

[1]	Mr. Kalisman owns an indirect interest in OTK Associates, LLC, which is a beneficial owner of 4,500,000 shares of the common stock of Morgans Hotel Group Co. Mr. Kalisman disclaims beneficial ownership of the securities reported to be owned by OTK Associates, LLC, except to the extent of his indirect pecuniary interest therein.

(E)	Legal Proceedings:

During the past 10 years, Mr. Kalisman has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

Neither Mr. Kalisman nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

Nominee – Mahmood Khimji

(A)	Personal Information:

Mahmood Khimji, age 52

(B)	Principal occupation or employment:

Since 1988, Mr. Khimji has been the Co-Founder and Principal of Highgate Holdings, a fully integrated hospitality management and real estate investment company. Mr. Khimji has previously served on the boards of Interstate Hotels & Resorts Inc. and MeriStar Hospitality Corporation. Mr. Khimji is a graduate of Columbia Law School.

Mr. Khimji would bring to the Board his extensive experience in hotel and real estate ownership, management and operations as well as his experience in serving on the board of a public company in the hotel management industry.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None.

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Khimji has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Khimji’s written consent is attached as part of Annex B.

(E)	Legal Proceedings:

During the past 10 years, Mr. Khimji has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

(i) Neither Mr. Khimji nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Nominee – Jonathan Langer

(A)	Personal Information:

Jonathan Langer, age 43

(B)	Principal occupation or employment:

Since 2011, Mr. Langer has been a Partner at Fireside Investments, a private investing company. From March 2010 to March 2011, Mr. Langer worked in private investing at Bain Capital. From 1994 to 2009, Mr. Langer was a Managing Director at Goldman, Sachs & Co. Mr. Langer graduated from The Wharton School of the University of Pennsylvania with a Bachelor of Science in Engineering degree in Economics. Mr. Langer has served as a director of Kerzner International Resorts, Inc., Hilton Hotels & Resorts, and Strategic Hotel Capital.

Mr. Langer would bring to the Board his extensive experience buying and selling in the lodging and resort business, including experience with restructuring and turnarounds. His experience also includes working with asset companies, management companies, and branded companies and serving on the boards of public companies in the hospitality industry.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None.

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Langer has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Langer’s written consent is attached as part of Annex B.

(E)	Legal Proceedings:

During the past 10 years, Mr. Langer has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

(i) Neither Mr. Langer nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Nominee – Andrea L. Olshan

(A)	Personal Information:

Andrea L. Olshan, age 32

(B)	Principal occupation or employment:

Since 2011, Ms. Olshan has served as Chief Executive Officer of Mall Properties Inc. (“MPI”), a full-service real estate operating and investing company which holds 11 million square feet of retail properties, 5 million square feet of office space, 20,000 multi-family residential units, and 1,395 hotel rooms in its portfolio, and over 1,000 employees. Prior to her appointment as Chief Executive Officer, Ms. Olshan served as Chief Operating Officer of MPI from 2008 to 2011 and was responsible for overseeing development, management, leasing, investment, and operations across MPI properties. Ms. Olshan graduated magna cum laude from Harvard University and holds a Masters in Business Administration from the Columbia Graduate School of Business. Ms. Olshan currently serves as a director of MPI. She has represented Morton Olshan as a managing member of the RCG Longview Debt Funds and in the general partnerships of the RCG Longview Equity Fund and the Normandy Realty Partners Funds.

Ms. Olshan would bring to the Board her valuable expertise and leadership in the real estate industry, including the development and management of hotels.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None.2

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Ms. Olshan has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Ms. Olshan’s written consent is attached as part of Annex B. Ms. Olshan owns an indirect interest in OTK Associates, LLC.

(E)	Legal Proceedings:

During the past 10 years, Ms. Olshan has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

[2]	Ms. Olshan owns an indirect interest in OTK Associates, LLC, which is a beneficial owner of 4,500,000 shares of the common stock of Morgans Hotel Group Co. Ms. Olshan disclaims beneficial ownership of the securities reported to be owned by OTK Associates, LLC, except to the extent of her indirect pecuniary interest therein.

(F)	Other information relating to the Nominee:

(i) Neither Ms. Olshan nor any of her associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Nominee – Michael E. Olshan

(A)	Personal Information:

Michael E. Olshan, age 30

(B)	Principal occupation or employment:

Mr. Olshan founded O-CAP Management, L.P., a private investment fund that focuses primarily on hard asset sectors such as real estate, infrastructure, and natural resources, in July 2009 and currently serves as the Chairman and Managing Partner. Mr. Olshan has been a Manager of OTK Associates, LLC, an investment firm, since 2008. From March 2007 to July 2009, Mr. Olshan served as a Managing Director at JANA Partners, LLC, an investment advisory firm, where he part of an investment team overseeing a multi-billion dollar investment fund and focused on sourcing and analyzing event-driven opportunities primarily in REIT, real estate, lodging, gaming, and financials sectors throughout North America and Europe. Mr. Olshan also serves as a director of Mall Properties, Inc., a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate. Mr. Olshan graduated cum laude from Harvard University.

Mr. Olshan would bring to the Board his valuable expertise in the real estate and investment industries, including his experience serving on the board of a real estate company.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

OTK Associates, LLC has sole voting and investment power over 4,500,000 common shares of Morgans Hotel Group Co. OTK Associates, LLC is managed by Mr. Olshan and Robert S. Taubman, with actions taken and made by, or with the written consent of, both of them. As a result, Mr. Olshan may be deemed to share voting and investment power over the common shares of Morgans Hotels Group Co. beneficially owned by OTK Associates, LLC.

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Olshan has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Olshan’s written consent is attached as part of Annex B. Mr. Olshan is also a Manager of OTK Associates, LLC.

(E)	Legal Proceedings:

During the past 10 years, Mr. Olshan has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

(i) Neither Mr. Olshan nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Nominee – Parag Vora

(A)	Personal Information:

Parag Vora, age 37

(B)	Principal occupation or employment:

Mr. Vora is the Founder and Portfolio Manager of HG Vora Capital Management, an event driven and value oriented investment firm with specific expertise in lodging, amongst other sectors. From 2004 to 2008, Mr. Vora was an investment professional at Silver Point Capital, where he focused on investments in public and private companies with an emphasis on credit and distressed situations. Prior to Silver Point, Mr. Vora was a Vice President at Goldman Sachs in the Real Estate Investment Banking Division where he advised real estate and consumer-oriented businesses on mergers and acquisitions and leveraged finance transactions from 2000 to 2003. Mr. Vora currently serves as a director of funds managed by HG Vora Capital Management. Mr. Vora graduated from the University of Michigan in 1996 with a Bachelor of Arts degree, with Distinction, in Honors Economics and Spanish. He also received a Juris Doctor, cum laude, and a Masters of Business Administration from New York University in 2000.

Mr. Vora would bring to the Board his valuable expertise in the real estate and investment industries.

(C)	Class and number of shares of Morgans Hotel Group Co. that the Nominee beneficially owns:

None.

(D)	Description of all arrangements or understandings between OTK Associates, LLC and the Nominee and any other person pursuant to which the nominations are to be made by OTK Associates, LLC:

Mr. Vora has consented to being submitted for consideration as a nominee, to be named in a proxy statement as a nominee, and to serve as a director of Morgans Hotel Group Co. if elected. Mr. Vora’s written consent is attached as part of Annex B.

(E)	Legal Proceedings:

During the past 10 years, Mr. Vora has not been involved in any event or proceeding described in Item 401(f) of Regulation S-K.

(F)	Other information relating to the Nominee:

(i) Neither Mr. Vora nor any of his associates have any arrangement or understanding with respect to (a) any future employment by Morgans Hotel Group Co. or its affiliates; or (b) any future transactions to which Morgans Hotel Group Co. or any of its affiliates will or may be a party.

(ii) None of the entities referred to under item (B) with which the Nominee has been involved during the past five years is a parent, subsidiary, or other affiliate of Morgans Hotel Group Co.

Annex B

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 11, 2013

/s/ John J. Dougherty
John J. Dougherty

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 11, 2013

/s/ Jason Taubman Kalisman
Jason Taubman Kalisman
Chief Executive Officer
The Talisman Group, L.L.C.

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 15, 2013

/s/ Mahmood Khimji
Mahmood Khimji

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 14, 2013

/s/ Jonathan Langer
Jonathan Langer

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 11, 2013

/s/ Andrea L. Olshan
Andrea L. Olshan

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 12, 2013

/s/ Michael Olshan
Michael Olshan

Consent of Nomination

The undersigned hereby consents to his name being submitted by OTK Associates, LLC (“OTK”) as a nominee for election as a director of Morgans Hotel Group Co. (the “Company”) in any proxy statement to be filed with the Securities and Exchange Commission and distributed to the holders of the common stock, $0.01 par value of the Company (the “Common Stock”) by OTK and in other materials in connection with the solicitation of proxies by OTK from holders of Common Stock to be voted at the 2013 annual meeting of shareholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: March 14, 2013

/s/ Parag Vora
Parag Vora